Exhibit 99.1
NxStage® Medical Announces Agreement to Acquire
Medisystems Corporation and Certain Affiliated Entities
•	Medisystems is a Leading Independent Provider of U.S. Dialysis Disposables
•	Expansion of Product Breadth and Vertical Integration Designed to Better Serve Customers
•	Expected to be Immediately Accretive and to Accelerate NxStage’s Timeline to Profitability
LAWRENCE, MA, June 4, 2007, NxStage Medical, Inc. (NASDAQ: NXTM), the manufacturer of the NxStage System One™ portable kidney dialysis machine, today announced that it had entered into a definitive agreement to acquire Medisystems Corporation and certain affiliated entities (“Medisystems”) for 6.5 million shares of NxStage common stock. The transaction is currently valued at approximately $78.7 million, based on closing stock price of $12.11 on June 4, 2007.
Headquartered in Seattle, Washington, Medisystems is a privately owned, developer, manufacturer and distributor of medical devices for use in dialysis and blood related treatments. Medisystems is a U.S. market leader in hemodialysis blood tubing sets, A.V. fistula needles, and other innovative ancillary hemodialysis disposables. Medisystems and NxStage have been business partners for seven years and Medisystems manufactures the cartridge used in the NxStage System One. Medisystems has manufacturing facilities in Mexico and Italy, as well as a customer service facility in Denver, all of which are being acquired by NxStage.
“This strategic acquisition is expected to transform NxStage into a leader in the dialysis industry. Through this transaction, we will gain scale, critical production control and an experienced leadership team that we believe will enhance our execution capabilities,” said Jeffrey H. Burbank, President & CEO of NxStage. “This transaction is beneficial to shareholders as we believe it will be immediately accretive and accelerate NxStage’s timeline to profitability, which we now expect to occur by the end of 2008. We expect that the financial and operational benefits delivered by this acquisition will significantly advance our mission to transform renal care.”
For 2006, Medisystems recorded $65.5 million in revenues, approximately $4.5 million of which was from Medisystems’ sales to NxStage. Medisystems’ sales are nearly all in the U.S., and predominantly made through distributors.
David S. Utterberg, Medisystems’ President & CEO, owns directly or indirectly all of the outstanding shares of Medisystems and is a member of NxStage’s Board of Directors. Mr. Utterberg currently owns approximately 7% of NxStage’s common stock and his total ownership would be approximately 23% of NxStage common stock as a result of this transaction. He will serve in a consulting capacity to the company for a two year period and will remain a NxStage director.
“Medisystems has been a key supplier to NxStage since 1999, and I have been an NxStage investor and director since 1998. I believe this merger is a strategic and cultural fit and that this transaction will deliver benefits to our employees and customers,” commented Mr. Utterberg. “I expect that the combined companies will enhance NxStage’s financial profile and position both businesses for further growth.”
Expected Benefits of the Acquisition
•	Industry Leadership: Medisystems’ products have a leading position in the U.S. dialysis industry, which we believe will provide NxStage the scale to be a leader in the industry. With expected gains on a commercial, operational and financial scale, NxStage believes it will be better positioned to maintain its leadership position in the developing home hemodialysis market.
•	Strengthens Capabilities: Medisystems brings depth in technology, manufacturing and leadership. The Medisystems’ brand has a leading position in the dialysis industry, with strong manufacturing capabilities and a history of innovation. Medisystems’ executive team brings a long track record of dialysis industry operating experience that is expected to complement NxStage’s ability to execute.
•	Financially Attractive: The acquisition is expected to be immediately accretive and to accelerate NxStage’s timeline to profitability, positioning NxStage to be profitable by the end of 2008.
The transaction is subject to the approval of NxStage’s shareholders, as well as customary closing conditions and anti-trust approvals, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close in the last quarter of 2007.
Merrill Lynch acted as financial advisor to NxStage and rendered a fairness opinion to its Board of Directors.
Conference Call and Webcast
NxStage will host a conference call to discuss this announcement at 9:00 AM. Eastern Time on June 5, 2007. To listen to the conference call, please dial 800.573.4754 for domestic callers and 617.224.4325 for international callers. The passcode is 54039666. A replay of the conference call will be available beginning at 7:00 AM on June 6, 2007 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 90138812. An online archive of the conference call will also be available by accessing the Investor Relations section of the company’s website at ir.nxstage.com.
About Medisystems Corporation:
Medisystems Corporation is a medical device company that develops, manufactures, imports and distributes medical devices, primarily for use in dialysis and related blood treatments. Medisystems is a market leader in the U.S. for hemodialysis bloodtubing sets, A.V. fistula needles, apheresis needles and other ancillary hemodialysis disposables in the United States. The company was incorporated in 1981 and is headquartered in Seattle, Washington with a client services group in Denver, Colorado. Medisystems’ manufacturing facilities are in Mexico, where Medisystems manufactures and assembles components and products; and in Italy, where Medisystems produces injection molded components for Medisystems’ finished products. For more information, visit www.medisystems.com.
About NxStage Medical:
NxStage Medical, Inc. (NASDAQ: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative dialysis systems for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated benefits of this transaction, including anticipated improved scale of operations, anticipated benefits in financial performance, including the timing for achieving positive gross margin and profitability, anticipated retention of key employees of Medisystems, anticipated reductions in execution risks, expectations with respect to NxStage’s leadership role within the industry, anticipated cultural and strategic fit of Medisystems and NxStage, anticipated benefits to employees, customers, and NxStage stockholders, anticipated demand for home and or daily dialysis products, including demand for NxStage’s products and anticipated timing and success of the closing of the proposed transaction. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements including risks related to growth in home or more frequent hemodialysis, market acceptance and demand for NxStage’s products and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the period ended March 31, 2007.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Additional Information about the Stock Purchase and Where to Find It
In connection with the proposed transaction described above, NxStage intends to file a registration statement that contains a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). Investors and securityholders of NxStage are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed transaction when it becomes available because it will contain important information about NxStage. the MDS Entities, David and the proposed transaction.
NxStage stockholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about NxStage, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement/prospectus, and the SEC filings that will be incorporated by reference in the proxy statement/prospectus, can also be obtained, without charge, by directing a request to NxStage Medical, Inc., 439 South Union Street, Fifth Floor, Lawrence, Massachusetts 01843 Attention: Investor Relations; telephone (978) 687-4700.

Participants in the Solicitation
NxStage, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NxStage’s directors and executive officers is contained in NxStage’s Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 and its most recent annual meeting proxy statement filed with the SEC on April 30, 2007. These documents are available free of charge as described above. Mr. Utterberg is a director of NxStage and currently owns approximately 7.2% of NxStage’s outstanding common stock. Please see the disclosure above relating to Mr. Utterberg’s interest in this proposed transaction. Information regarding the special interests of NxStage’s directors and officers in the proposed transaction will also be included in the proxy statement/prospectus referred to above.
Contact:
Stephanie Marks for NxStage Investor Relations:
888-698-6472
ir@nxstage.com